Exhibit 10.53

NOTARY CERTIFICATE

People’s Republic of China

 Hantang Notary Office, Xi’an, Shaanxi province

No. : 2018 Kunlunxin( ) Zi No:18050XB02

The Operation Income Right Transfer and Repurchase Contract

Transferor: Wuhan Kingold Jewelry Co., Ltd (hereinafter referred to as “Kingold Jewelry” or “transferor”)

Residence: No. 15 (special), Huangpu Science Park, Jiang’an District

Legal representative: Zhihong Jia

Contact Address: No. 15 (special), Huangpu Science Park, Jiang’an District

Zip code: 430023

Contact person: Huang Yi

Tel: 13971680308                              Fax:

Transferee: Kunlun Trust Co.,Ltd (hereinafter referred to as “transferee”)

Legal representative: Xiao Hua

Adress:

Contact person: Xian Chunlin

Tel: 029-86597938                             E-Mail: xianchunlinkl@cmpc.com.cn

Whereas:

1.	Transferor is a large-scale gold and platinum jewelry manufacture and wholesale company. Transferor plans to transfer the operation income rights to Kunlun Trust in next two years. Transferee is the trustee of “Kunlun Trust· Kingold Jewelry Assembled Fund Trust Plan” (hereinafter referred to as the “Trust Plan”), and transferee purchases the Operation Income Right of Au9999 standard gold from Shanghai Gold Exchange(“SGE”) held by transferor with trust fund of the Trust Plan.

2.	Transferor shall repurchase the above Operation Income Right by the time price according to the agreement of both parties.

According to The Contract Law of the People’s Republic of China and other laws and regulations, based on the principles of good faith and justice and through friendly consultation, both sides reach this contract to comply regarding the transfer and repurchase of the Object Assets Income Right.

Article 1 Transfer Object

1、The transfer object under this contract is the Operation Income Right of the operation income of next two years held by transferor.

2、Details of transferor:

(1) name of transferor:

(2) the formation of main income of transferor in recent 2 years:

Article 2 Transfer Price and Payment

1、Both parties agree that the transfer price of the Operation Income Right is RMB 300 million yuan.

2、The transfer price shall be paid by the trust fund under Trust Plan and the actual amount shall be subject to the amount of raised trust fund in every period of Trust Plan. On receiving every transfer payment, transferor shall submit payment confirmation to transferee.

3、Transferee agrees to pay transfer price in lump sum or in installments after the establishment of Trust Plan and the guarantee, which is promised by transferor, is implemented.

Account name: Wuhan Kingold Jewelry Co., Ltd

Account number:

Bank:

Transferee shall be deemed to perform duty after paying the transfer price to the above account of transferor. If any change occurs on the above account, transferor shall give written notice to transferee on the date of change, otherwise any responsibilities arising from that shall be taken by transferor.

4、After the date that transferee signed this contract and pays the first transfer payment, transferee obtains all the Operation Income Right since this date. Since this delivery date, transferor shall deposit all interests and other earnings of Object Assets in the special trust account in 2 work days.

Article 3 Assets Income Right Repurchase

1、After transferring the Operation Income Right to transferee, transferor promises to repurchase the Assets Income Right in the agreed period since the establishment of trust plan. After transferor completed the payment, transferor shall be deemed to complete the repurchase of the Assets Income Right, and the Assets Income Right is owned by transferor.

2、Repurchase payment price consists two parts: Base repurchase price and repurchase premium

(1) base repurchase price: Base repurchase price equals the transfer price stipulated in article 2 of this contract.

Transferor shall pay off all base repurchase price to transferee in months since the establishment of the Trust Plan. And on completion of base repurchase price payment, transferor shall settle the unsettled payable repurchase premium. If transferor needs to pay base repurchase price in advance, it shall deliver written application to transferee, and shall implement it with agreement of transferee.

(2) repurchase premium: Before the settlement of base repurchase price, transferor shall pay repurchase premium, repurchase premium is calculated according to the following items:

transferor shall pay current duration premium according to the annual rate of repurchase premium in the chart agreed below before 15th (included) of every month and the last base repurchase price due date.

starting date	annual rate of repurchase premium
due date of the first transfer price	10%

Calculation formula is as below:

current duration premium= unsettled base repurchase price×days in this accounting period×annual rate of repurchase premium/360

Days in this accounting period refers to the days from 21st of previous month to the 20th (included) of current month. And days in last accounting period refers to the days from 21st of previous month to the day (not included) of the settlement of all base repurchase prices.

Repurchase premium due date and repurchase due date should not be moved backward when meet with statutory holiday. transferor shall transfer money to the special account in the nearest workday.

If transferor does not transfer payment within due date, the penalty shall be counted from repurchase premium due date or repurchase due date and in accordance with the articles stipulated in this contract.

3、transferor shall pay the repurchase price by transferring money to the special account appointed by transferee (Account Name: Kunlun Trust Co.,Ltd , Account Number: , Bank: )

4、When transferor is paying the repurchase price, all interests and other earnings produced by Object Assets that has been transferred to special account shall be deduction to the repurchase price.

Article 4 Trust Protection Fund

1、According to relevant stipulations in Measures for the Administration of Protection funds in the Trust Industry, transferor shall subscribe trust protection funds at the price of 1% of base repurchase price. Every time when transferee pays the transfer amount, it will send trust protection fund subscription notice and confirm the subscription amount to transferor. Transferor shall transfer subscription amount to the special account transferee designated within 10days since transferee pays transfer amount, and transferee shall subscribe the protection fund on its behalf.

2、When transferor partially pays base repurchase amount, transferee shall return pro rata protection fund subscription money within 10 business days. When transferor entirely pays base repurchase amount, transferee shall return all remaining protection fund subscription money and its earnings within 10 business days

3、If transferor’s subscription amount is overdue, transferor shall pay overdue fine at 0.05% of subscription amount per day since the date of overdue.

4、If transferor fails to pay repurchase amount timely, transferee shall be entitled to settle with the subscription money and its earnings in protection fund returned by transferor.

Article 5 Documents Submission

Transferor shall submit necessary documents and materials in accordance with transferee’s requirements, including but not limited to original pieces or copies of relevant materials on object assets owned by transferor, including but not limited to journal account of capital, value added tax invoice, delivery note, list of outgoing items. The documents and materials that transferor submits to transferee are all deemed as effective attachment to this contract.

Article 6 tax payment

The taxes produced in the process of the exercise of rights or obligations under the contract shall be paid by each party respectively

Article 7 Representations and Warranties of transferor

Follows are the representation and warranties of transferor:

1、After this contract is signed, it will constitute the legal, valid and binding obligation to it.

2、transferor is the entire, effective and legal owner of the object assets, and is entitled to transfer the assets income right of the object assets to transferee. Transferee shall not meet any legal or actual impediment.

3、transferor guarantees that there are no any other priority rights or third part rights except for additional articles in this contract.

4、After this contract is signed, without transferee’s written permission, transferor shall not dispose object assets in any form, and there shall be no priory right and other third party power on the object assets in any form.

5、Relevant materials offered by Kingold Jewelry to transferee are true, effective, complete and there is no material omission or concealment.

6、The transfer and repurchase of assets income right are equipped with necessary authorization and permission, and are within transferor’s authority and are obedient with relevant laws.

Article 8 Representations and Warranties of transferee

Follows are the representation and warranties of transferee

1、An enterprise as a legal person, which forms legally according to the Law of the PRC and validly exists, and guarantees that it operates legally

2、It is complied with relevant trust stipulations to purchase assets income right by trust fund and the purchase is nit obedient with compulsory stipulations in laws and administrations.

3、Relevant materials offered transferor are true, effective, and complete and there is no material omission or concealment.

4、After this contract is signed, it will constitute the legal, valid and binding obligation to it.

5、To pay the transfer price to transferor according to this contract.

Article 9 Contract Entry into Force

1、The Contract should come into effect since being signed (or stamped) by the legal representatives/responsible persons of both parties and stamped with the corresponding official seal (or special seal for contract).

2、The Contract should be terminated if the trust plan fails to establish or part transferor y b’s promised guarantees are not implemented in 60days since the date that the contract is signed.

Article 10 Special Agreement

1、After coming into force of this contract, transferee is empowered to learn about transferor’s management, financial activities, major transactions, and transferee is not entitled to intervene transferor’s management.

2、After this contract becomes effective, if one of the following credit risks happens, transferor shall inform transferee in written form within five business days after knowing this situation. Effects, possible effects on transferor , and remedial measures which has taken or are going to take, deadline of remedy and expected effects should be listed carefully in the written notice.

(1) The operating status of transferor deteriorates.

(2) transferor has lost the business reputation.

(3) Significant suit or arbitration cases happen which affect or may affect interests of transferor and make the operating status of transferor deteriorate.

(4) Events happen in transferor, which may have material adverse effect on transferor’s business, capital and property status.

(5) Other items that have material adverse influences on transferor when it performs this contract’s obligation.

Article 11 Notification

1、Unless there are other provisions in the contract, otherwise, all notices between the two parties under the terms of the contract shall be in written form, which can be delivered by people, registered letters, express mail service, and fax can be as an auxiliary way, however, it must have a supplementary delivery according to the agreed ways in the contract.

2、The notices delivered by registered letter (postage paid) are effective delivery on the third day after they are delivered (as indicated by the postmark). The notices issued by express mail service (postage paid) are effective delivery in the being delivered (as indicated by the postmark).

3、The delivery and notification articles in this contract and dispute settlement articles are independent articles, not involved in the effectiveness of the whole contract or other articles in the contract.

Article 12 Confidentiality

Each party should maintain confidentiality about this contract and matters related with this contract. If there are no written permissions of the other party, any matters related with this contract cannot be disclosed to a third party, except the disclosures because of following reasons:

1、transferee performs the obligation of disclosing information ruled by the laws and regulations or trust documents and discloses information to clients and beneficiaries.

2、Disclose information to auditors, lawyers and other working staff, who are authorized in the normal business, with the precondition that these people should perform the obligation of maintaining confidentiality to the information related with this contract in their work.

3、The data and documents can be gained publicly or the disclosure of this data is required by laws and regulations.

4、Disclosing information to court, arbitration institution, or the disclosure related with this contract is required by the disclosure procedures before lawsuit or the similar procedures, or the law procedure requires information to be disclosed.

5、According to the requirement of financial regulator, transferee discloses information to the financial regulator.

Rules of this article are still valid after the termination of contract.

Article 13 Force Majeure

1、The force majeure referred in this contract, means earthquake, flood, war, governmental behaviors and other events which cannot be foreseen, whose results can’t be prevented or avoided reasonably.

2、If one party of this contract cannot perform this contract completely or partly, this party shall inform the other party within 5 business days after the happening of the force majeure; And offer the detail situation of the event within 15 business days and the documentations offered by the relevant competent authorities, functional departments, or notary public which proves that this contract cannot be performed completely or partly.

3、If one party cannot perform this contract completely or partly because of force majeure, this party is not responsible for breaking the contract, but this party shall take the necessary and proper measures to relieve losses which may bring to the other party.

4、If force majeure happens, both parties shall decide in negotiation on the change or termination of this contract by the judging the influence on execution this contract.

Article 14 Amendment and Supplement to the Contract

1、The agreed content in this contract can be changed after negotiating of two parties.

2、On the matters not being specified in this contract, two parties can sign supplement to the contract.

3、The contents which have changed in this contract or supplement contract have the same legal effect with this contract. If there are conflicts between the content after the change or supplement contract and this contract, the content after the change or supplement contract prevails.

Article 15 Default Liability

1、Any party that breaches the contract or its representations and warranties shall bear the corresponding liability for breach of contract and compensate for all the loss of the observant transferor ecause of its default.

2、If transferee does not make transfer payment to transferor as agreed in contract, transferor is entitled to end the contract and transferor shall not transfer assets income right to transferee, and shall return the paid transfer payment as transferee required.

3、transferee is entitled to charge default fines on transferor. If transferor fails to make repurchase payment premium or base repurchase payment in time as this contract agreed; Default fine is 0.5‰ of overdue repurchase price per day.

4、If any default below occurs, transferee shall end this contract and require that transferor should make repurchase payment in advance and claim compensation from guarantor or dispose guarantees.

(1) transferor delays or fails to make the repurchase payment;

(2) transferor fails to offer guarantee as agreed in this contract or relevant guarantee contract is not performed.

(3) transferor fails to fulfill its commitment to transferee or breach relevant agreement signed with transferee.

(4) Situations happens that transferee is well grounded to regard it may influence transferor’s assets income right repurchase.

Article 16 Dispute Resolution

All disputes arising from this contract shall be settled through friendly negotiation. In case no settlement can be reached through negotiation, they shall bring proceedings to the local People's Courts with the jurisdiction where transferee is located.

Article 17 Others

1、In case any article of this contract is invalid for any reason, the invalidity of this article does affect the validity of other articles of this contract, so both parties shall continue to execute the other articles of this contract.

2、transferee has reminds transferor appropriately on articles about its liability exemptions or limitations; and has detailed explanation on articles that transferor requested. Both parties show consensus on the understanding of this contract.

3、The contract is in quadruplicate. Transferee holds two copies while transferor holds one copy, and relevant administration holds one copy. All copies are with equal legal effect.

Article 18 Miscellaneous

1、In the duration of this trust plan, when gold price (closing price of Au9999 in afternoon hours in Shanghai Gold Exchange in last transaction day) changes and it causes the pledge rate to be higher than [ ],it is hit alarming line. And transferor shall pay cash in corresponding amount to the pledgee within 3 working days so that the pledge rate will decrease to [ ]. When gold price (closing price of Au9999 in afternoon hours in Shanghai Gold Exchange in last transaction day) changes and it causes the pledge rate to be higher than [ ], it is hit close position. In this situation, if transferor does not supplement corresponding gold or cash to make the pledge rate to decrease to %, transferee has right to dispose directly the pledged gold, transferor shall cooperate to do corresponding work.

2、transferor commits that it or a third party it appointed shall offer guarantee for transferee and guarantee the obligations of transferor under this contract, such as repurchase payment and etc.

Guarantees	Name Of Guarantee contracts	Contract Number
Wuhan Kingold Jewelry Co., Ltd	Pledge Contract	2018kunlunxin(zhi)No.18050XB02
Wuhan Kingold Jewelry Co., Ltd	Mortgage Contract	2018kunlunxin(di)No.18050XB02
Jia Zhihong	Guaranty Contract	2018kunlunxin(baozheng)No.18050XB02

3、Notarization:(1)transferee and transferor confirm that, after signing the Contract, both parties will transact compulsory notarization of the Contract and relevant fees would be borne by transferor(2)transferor hereby commits that if it fails to fulfill or incompletely fulfills any of its obligations under the Contract, it is willing to receive judiciary compulsory execution, without any judicial proceeding. Transferee can directly apply for compulsory execution to people’s court with jurisdiction. Transferor waives right of defense for such application.(3) This Article has priority to the Article Dispute Resolution in this contract.

4、Property insurance for object assets: (1) After signing this contract, the two parties should purchase property insurance for object assets at People’s Insurance Company of China for the quality and weight. All the insurance costs produced in insurance shall be borne by transferor. Where transferor violates the provisions of the contract, transferee shall have the right to apply for compulsory enforcement to the People’s Court with jurisdiction for directly disposing the pledged object.

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Transferee: Kunlun Trust Co.,Ltd (Official Seal)

Legal representative or authorized agent:

transferor: Wuhan Kingold Jewelry Co., Ltd. (Official Seal)

Legal representative or authorized agent:

Signing date:	Contract signed in